UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2016

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hamada Street

Yokneam 2069204 Israel

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 938-5561

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 29, 2016, Microbot Medical Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report that the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Alpha Capital Anstalt (“Alpha Capital”), providing for the issuance to Alpha Capital by the Company of a convertible promissory note in exchange for (a) the full satisfaction, termination and cancellation of a secured note of the Company held by Alpha Capital and (b) the release and termination of the first priority security interest granted thereunder.

The Exchange Agreement was included as Exhibit 10.2 to the Original 8-K. This Current Report on Form 8-K/A amends the Original 8-K solely to refile Exhibit 10.2 with the exhibits to the Exchange Agreement referred to therein. Except as otherwise provided herein, this Current Report on Form 8-K/A does not amend or restate the Original 8-K, nor does it modify or update any of the information made in the Original 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.2	Securities Exchange Agreement between the Company and Alpha Capital Anstalt

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2017

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot, Chairman, President, and Chief Executive Officer

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